SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2011, Harbinger Group Inc., a Delaware corporation (the “Company”), and Mr. Richard Hagerup entered into an employment agreement (the “Employment Agreement”) effective as of June 1, 2011, pursuant to which the term of Mr. Hagerup's employment as the Interim Chief Accounting Officer of the Company was extended to December 1, 2011 or until Mr. Hagerup resigns or is removed from such position. Concurrently with execution of the Employment Agreement, Mr. Hagerup was re-appointed as the Interim Chief Accounting Officer of Zap.com Corporation, a subsidiary of the Company (“Zap.com”).

Mr. Hagerup has been the Interim Chief Accounting Officer of the Company and Zap.com since December 1, 2010.  From January 12, 2010 until December 1, 2010,  Mr. Hagerup served as the Company’s contract controller. From April 1980 to April 2008, Mr. Hagerup held various accounting and financial reporting positions with Triarc Companies, Inc. (“Triarc”) (renamed Wendy’s/Arby’s Group, Inc. in 2008) and its affiliates, last serving as Controller of Triarc.  During the time of Mr. Hagerup’s employment, Triarc was a holding company listed on the New York Stock Exchange that held controlling financial interests in various other companies, including Arby’s Restaurant Group, Inc. (the franchisor of the Arby’s restaurant system). Wendy/Arby’s Group, Inc. is not an affiliate of the Company.

There are no family relationships between Mr. Hagerup and any of the Company’s officers or directors.  There are no transactions to which the Company or any of its subsidiaries is a party to which Mr. Hagerup has a material interest that is subject to disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of the Employment Agreement, Mr. Hagerup’s bi-weekly pay is $9,230.77. Although the Company and Mr. Hagerup anticipate that Mr. Hagerup's employment will cease on December 1, 2011, Mr. Hagerup’s employment is temporary and “at will” and may be terminated by Mr. Hagerup or the Company at any time for any reason or no reason whatsoever and without notice.  As a temporary employee, Mr. Hagerup is not eligible to participate in any of the Company’s benefit plans.  If the Company terminates Mr. Hagerup’s employment other than for “Cause,” as defined in the Employment Agreement, upon less than 30 days’ notice, the Company will continue to pay Mr. Hagerup’s salary through the 30-day period.  Zap.com is not separately compensating Mr. Hagerup for the services he will provide to Zap.com.

The description of the Employment Agreement does not purport to be a complete description of the terms thereof and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Temporary Employment Agreement, dated as of June 15, 2011, by and between Richard Hagerup and Harbinger Group Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: June 15, 2011	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer

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